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                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

         AGREEMENT made as of the 1st day of January 2003 by and between Edmund
C. Kenealy, residing at 12 Ruddock Road, Sudbury, MA 01776 (hereinafter referred to as the "Employee") and TEAMSTAFF, INC., a New Jersey corporation with principal offices located at 300 Atrium Drive, Somerset, New Jersey 08873 (hereinafter referred to as the "Company").

                              W I T N E S S E T H :

         WHEREAS, the Company and its subsidiaries are engaged in the business of providing professional employer organization ("PEO"), temporary and permanent staffing and payroll administration services;

         WHEREAS, the Company desires to employ the Employee for the purpose of securing for the Company the experience, ability and services of the Employee; and

         WHEREAS, the Employee desires to be employed with the Company, pursuant to the terms and conditions herein set forth;

         NOW, THEREFORE, it is mutually agreed by and between the parties hereto as follows:

                                    ARTICLE I
                                EMPLOYMENT/DUTIES

         1.1 Subject to and upon the terms and conditions of this Agreement, the Company hereby employs the Employee, and the Employee hereby accepts such employment in his capacity as Vice President , General Counsel.

         1.2 The Employee shall, during the term of his employment with the Company, and subject to the direction and control of the President and/or CEO of the Company ("Executive Management"), perform such duties and functions as he may be called upon to perform during the term of this Agreement.

         1.3 The Employee agrees to devote full business time and his best efforts in the performance of his duties for the Company and any subsidiary corporation of the Company.

         1.4 The Employee shall perform, in conjunction with the Company's Executive Management, to the best of his ability the following services and duties for the Company and its subsidiary corporations (by way of example, and not by way of limitation):

         (i) Those duties attendant to the position with the Company for which he is hired;


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         (ii)     Establish and implement current and long range objectives, plans, and policies, subject to the approval of the Executive Management;

         (iii) Managerial oversight of the Company's legal department, including coordinating relationships and legal services provided by outside legal service providers;

         (iv) Legal planning for the Company, including oversight of maintaining the legal status of the Company in the various states of operation; and

         (v) Promotion of the relationships of the Company and its subsidiaries with their respective employees, customers, suppliers and others in the business community.

         1.5 Employee shall be based in the Boston, Massachusetts area, and shall undertake such occasional travel, within or without the United States as is or may be reasonably necessary in the interests of the Company and the performance of his duties.

                                   ARTICLE II
                                  COMPENSATION

         2.1 Commencing the date hereof and during the term hereof, Employee shall be compensated initially at the rate of $160,000 per annum, subject to an increase to be determined as of October 1, 2003 (the "Base Salary"), which shall be paid to Employee as in accordance with the Company's regular payroll periods.

         2.2 Employee shall be entitled to receive a bonus (the "Bonus") for any fiscal year ending during the term hereof in accordance with the Company's Management Bonus Program to be determined as of the commencement of each fiscal year.

         2.3 The Company shall deduct from Employee's compensation all federal, state, and local taxes that it may now or may hereafter be required to deduct.

                                   ARTICLE III
                                    BENEFITS

         3.1 During the term hereof, the Company shall provide Employee with group health care, insurance and other benefits as generally made available to the Company's senior management; reimburse the Employee, upon presentation of appropriate vouchers, for all reasonable business expenses incurred by the Employee on behalf of the Company upon presentation of suitable documentation; and pay to Employee the sum of $500 per month as and for an automobile allowance.

         3.2 For each year of the term hereof, Employee shall be entitled to three (3) weeks paid vacation.


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                                   ARTICLE IV
                                 NON-DISCLOSURE

         4.1 The Employee shall not, at any time during or after the termination of his employment hereunder, except when acting on behalf of and with the authorization of the Company, make use of or disclose to any person, corporation, or other entity, for any purpose whatsoever, any trade secret or other confidential information concerning the Company's business, finances, marketing, computerized payroll and voucher, accounting and information business, personnel, temporary and permanent staffing and/or professional employer organization, administrative service organization or employee leasing business of the Company and its subsidiaries, including, without limitation, information relating to any customer of the Company or pool of temporary employees, product or service pricing or any other nonpublic business information of the Company and/or its subsidiaries learned as a consequence of Employee's employment with the Company (collectively referred to as the "Proprietary Information"). For the purposes of this Agreement, trade secrets and confidential information shall mean information disclosed to the Employee or known by him as a consequence of his employment by the Company, whether or not pursuant to this Agreement, and not generally known in the industry. The Employee acknowledges that trade secrets and other items of confidential information, as they may exist from time to time, are valuable and unique assets of the Company, and that disclosure of any such information would cause substantial injury to the Company.

                                    ARTICLE V
                              RESTRICTIVE COVENANT

         5.1 In the event of the voluntary termination of employment with the Company prior to the expiration of the term hereof, or Employee's discharge in accordance with Article VIII, or the expiration of the term hereof without renewal, Employee agrees that he will not, for a period of one (1) year following such termination (or expiration, as the case may be) directly or indirectly enter into or become associated with or engage in any other business (whether as a partner, officer, director, shareholder, employee, consultant, or otherwise), which business is located in the States of Massachusetts, New Hampshire, Vermont, Connecticut, Rhode Island, Texas, Florida, New Jersey and New York, and such business is involved in the professional employer organization business, or is otherwise engaged in the same or similar business as the Company shall be engaged and is in direct competition with the Company, or which the Company is in the process of developing, during the tenure of Employee's employment by the Company. Notwithstanding the foregoing, the ownership by Employee of less than 2% percent of the shares of any publicly held corporation shall not violate the provisions of this Article V.

         5.2 In furtherance of the foregoing, Employee shall not during the aforesaid period of

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non-competition, directly or indirectly, in connection with any computerized payroll, employee leasing, or permanent or temporary personnel business, or any business similar to the business in which the Company was engaged, or in the process of developing, during Employee's tenure with the Company, solicit any customer or employee of the Company who was a customer or employee of the Company during the tenure of his employment.

         5.3 If any court shall hold that the duration of non-competition or any other restriction contained in this Article is unenforceable, it is our intention that same shall not thereby be terminated but shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable or, in the alternative, such judicially substituted term may be substituted therefor.

                                   ARTICLE VI
                                      TERM

         6.1 This Agreement shall commence on the date hereof and terminate on December 31, 2003 (the "Expiration Date"), unless sooner terminated as provided for herein.

         6.2 Unless this Agreement is earlier terminated pursuant to the terms hereof, the Company and Employee agree to meet in good faith at either party's request to discuss whether the Company intends to negotiate an extension or renewal of this Agreement. The discussion contemplated by this Article 6.2 may be initiated by either party by written notice given no sooner than 90 days prior to the Expiration Date.

                                   ARTICLE VII
                             DISABILITY DURING TERM

         7.1 In the event Employee becomes totally disabled so that he is unable or prevented from performing any one or all of his usual duties hereunder for a period of 60 consecutive days or 60 days within any one year period, and the Company elects to terminate this agreement in accordance with Article VIII, paragraph (B) then, and in that event, Employee shall receive his Base Salary as provided under Article II of this Agreement for a period of the lesser of three
(3) months commencing from the date of such total disability or the balance of the then current one year term of this agreement. The obligation of the Company to make the aforesaid payments shall be modified and reduced and the Company shall receive a credit for all disability insurance payments which Employee may receive from insurance policies provided by the Company.

                                  ARTICLE VIII
                                   TERMINATION

         8.1      The Company may terminate this Agreement:


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                  a. Upon the death of Employee during the term hereof, except that the Employee's legal representatives, successors, assigns, and heirs shall have those rights and interests as otherwise provided in this Agreement, including the right to receive accrued but unpaid incentive compensation and special bonus compensation on a pro rata basis.

                  b. Subject to the terms of Article VIII, upon written notice from the Company to the Employee, if Employee becomes totally disabled and as a result of such total disability, has been prevented from and unable to perform all of his duties hereunder for a consecutive period of 60 days or for 60 days in any one year period.

                  c. Upon written notice from the Company to the Employee, at any time for "Cause." For purposes of this Agreement, "Cause" shall be defined as: (i) willful disobedience by the Employee of a material and lawful instruction of the Executive Management; (ii) conviction of the Employee of any misdemeanor involving fraud or embezzlement or similar crime, or any felony;
(iii) breach by the Employee of any material provision of this Agreement or any material written policy or procedure of the Company; (iv) conduct amounting to fraud, dishonesty, negligence, willful misconduct, recurring insubordination, inattention to or unsatisfactory performance of duties which adversely affects operations of the Company; or (v) violation of any state or federal securities or employee labor laws or regulations relating to sexual harassment or discrimination , as determined in good faith by the Board of Directors or a governmental entity or court of law, provided that the Company shall not have the right to terminate the employment of Employee pursuant to the foregoing clauses (i), (iii), (iv) or (v) above unless written notice specifying such breach shall have been given to the Employee and, in the case of breach which is capable of being cured, the Employee shall have failed to cure such breach within 20 days after his receipt of such notice.

         8.2 Employee may terminate this agreement at any time upon 15 days notice with or without cause.

         8.3 In the event of the termination of this Agreement and the discharge of Employee by the Company in breach and violation of this Agreement, Employee shall not be obligated to mitigate damages by seeking or obtaining alternate employment.

         8.4 In the event of the termination of this Agreement for any reason, all rights and obligations of the parties provided herein shall immediately cease except for those provisions contained in Articles 4, 6 and 8.1(a) hereof.

                                   ARTICLE IX
                         TERMINATION OF PRIOR AGREEMENTS

         9.1 This Agreement sets forth the entire agreement between the parties and supersedes all prior agreements between the parties concerning the subject matter hereof, whether oral or written, prior to the effective date of this Agreement.


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                                    ARTICLE X
                         ARBITRATION AND INDEMNIFICATION

         10.1 Any dispute arising out of the interpretation, application, and/or performance of this Agreement with the sole exception of any claim, breach, or violation arising under Articles IV or V hereof shall be settled through final and binding arbitration before a single arbitrator in the State of New Jersey in accordance with the Rules of the American Arbitration Association. The arbitrator shall be selected by the Association and shall be an attorney-at-law experienced in the field of corporate and/or employment law. Any judgment upon any arbitration award may be entered in any court, federal or state, having competent jurisdiction of the parties.

         10.2 The Company hereby agrees to indemnify, defend, and hold harmless the Employee for any and all claims arising from or related to his employment by the Company at any time asserted, at any place asserted, to the fullest extent as provided for in the Company's Articles of incorporation and Bylaws. The Company shall maintain such insurance as is necessary and reasonable to protect the Employee from any and all claims arising from or in connection with his employment by the Company, provided such insurance can be obtained without unreasonable effort and expense.

                                   ARTICLE XI
                                  SEVERABILITY

         11.1 If any provision of this Agreement shall be held invalid and unenforceable, the remainder of this Agreement shall remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall remain in full force and effect in all other circumstances.

                                   ARTICLE XII
                                     NOTICE

         12.1 All notices required to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given only if delivered to the addressee in person, with written acknowledgment received, or mailed by certified mail, return receipt requested, as follows:

                  IF TO THE COMPANY:        TeamStaff, Inc.
                                            300 Atrium Drive
                                            Somerset, NJ 08873
                                            Attn: Chief Executive Officer


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                  IF TO THE EMPLOYEE:       Edmund C. Kenealy
                                            12 Ruddock Road
                                            Sudbury, MA 01776

or to any such other address as the party to receive the notice shall advise by due notice given in accordance with this paragraph. Notice shall be effective three (3) days after delivery or mailing.

                                  ARTICLE XIII
                                     BENEFIT

         13.1 This Agreement shall inure to, and shall be binding upon, the parties hereto, the successors and assigns of the Company, and the heirs and personal representatives of the Employee.

                                   ARTICLE XIV
                                     WAIVER

         14.1 The waiver by either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of construction and validity.

                                   ARTICLE XV
                                  GOVERNING LAW

         15.1 This Agreement has been negotiated and executed in the State of New Jersey and the laws of the State of New Jersey shall govern its construction and validity.

                                   ARTICLE XVI
                                ENTIRE AGREEMENT

         16.1 This Agreement contains the entire agreement between the parties hereto regarding the subject matter hereof. No change, addition, or amendment shall be made hereto, except by written agreement signed by the parties hereto.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their hands and seals effective the day and year first above written.

                                            TEAMSTAFF, INC.

                                            By:
                                                --------------------------------
                                                     Donald W. Kappauf
                                                     President & CEO

                                            ------------------------------------
                                            Edmund C. Kenealy



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